Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191487) of Actavis plc of our reports dated February 25, 2014, except for the effect of Note 17 and Note 23 as to which the date is December 5, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

December 5, 2014